Exhibit 99.1
Martha Stewart Living Omnimedia Reports Third Quarter 2010 Results
— Quarterly Results Reflect Strong Merchandising Performance
— Robust Gains in Internet Advertising Revenue; Continued Stabilization in Print Advertising Sales
NEW YORK, Oct. 27 /PRNewswire-FirstCall/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the third quarter ended September 30, 2010. The Company reported revenue for the third quarter of $49.7 million.
Charles Koppelman, Executive Chairman and Principal Executive Officer, said, “For the past five years, we have been focused on diversifying and expanding our Merchandising business for long-term growth and we are seeing our efforts bear fruit in this quarter’s results. We are applying the same aggressive mindset to our Broadcasting business with our slate of new programming on Hallmark Channel. Broadcasting has been challenging due largely to the remaining run-off results from syndication in the quarter. Our Internet business continues to perform very well and our Publishing business had a solid quarter.”
Robin Marino, President and Chief Executive Officer of Merchandising, stated: “Merchandising delivered a strong performance in the quarter. Our two newest product lines — Martha Stewart Living at The Home Depot and Martha Stewart Pets at PetSmart — were important contributors and we continue to expand on our offerings with these retailers. Our Martha Stewart Collection at Macy’s and our Martha Stewart Crafts line also registered solid results in the quarter. We feel very positive about our Merchandising business as we look to the fourth quarter and beyond.”
Third Quarter 2010 Summary
Revenues were $49.7 million in the third quarter of 2010, compared to $49.8 million in the third quarter of 2009.
Adjusted EBITDA for the third quarter of 2010 was a loss of $(5.6) million, flat with the prior year period. This year’s third quarter included the positive financial impact of a smaller cash bonus accrual in the quarter compared to last year’s quarter.
Operating loss for the third quarter of 2010 was $(7.9) million, compared to operating loss of $(11.7) million for the third quarter of 2009. This year’s third quarter benefited from both the smaller cash accrual and the absence of any non-cash bonus accrual, which was included in last year’s third quarter.
Net loss per share was $(0.16) for the third quarter of 2010, compared to net loss per share of $(0.22) for the third quarter of 2009.
Third Quarter 2010 Results by Segment

	Three Months Ended, September 30
	(unaudited, in thousands)
	2010	2009
REVENUES
Publishing	$30,038	$27,053
Broadcasting	5,795	11,036
Internet	4,280	2,761
Merchandising	9,575	8,931

Total Revenues	$49,688	$49,781

ADJUSTED EBITDA
Publishing	$(266)	$(1,457)
Broadcasting	(3,459)	1,893
Internet	(576)	(1,415)
Merchandising	5,464	4,252
Corporate	(6,739)	(8,850)

Total Adjusted EBITDA	$(5,576)	$(5,577)

OPERATING (LOSS)/INCOME
Publishing	$(368)	$(2,480)
Broadcasting	(4,074)	757
Internet	(745)	(2,070)
Merchandising	5,501	3,524
Corporate	(8,222)	(11,412)

Total Operating Loss	$(7,908)	$(11,681)

Publishing
Revenues in the third quarter of 2010 were $30.0 million, compared to $27.1 million in the prior year’s third quarter. The increase is primarily due to timing of the Fall issue of Martha Stewart Weddings, which was recognized in the third quarter of 2010 compared to the fourth quarter of 2009.
Adjusted EBITDA was a loss of $(0.3) million in the third quarter of 2010, compared to a loss of $(1.5) million in the prior year’s quarter.
Operating loss was $(0.4) million for the third quarter of 2010, compared to operating loss of $(2.5) million in the third quarter of 2009.
Highlights
•	Martha Stewart Living advertising revenue was up 9% versus the prior year quarter.
•	MSLO’s first digital magazine for the iPad—a special issue of Martha Stewart Living—will launch in mid-November.
•	The Company increased the rate bases for Martha Stewart Living, Everyday Food and Whole Living magazines, effective with the January 2011 issues.
Broadcasting
Revenues in the third quarter of 2010 were $5.8 million, compared to $11.0 million in the third quarter of 2009 due to the absence of TurboChef in this year’s third quarter, lower revenue from the remaining runs of “The Martha Stewart Show” in syndication, lower revenue associated with “Whatever, Martha!,” which was delivered in the third quarter of last year and will be delivered in the fourth quarter of this year, and lower guaranteed radio revenue.
Adjusted EBITDA was a loss of $(3.5) million for the third quarter of 2010 compared to adjusted EBITDA of $1.9 million in the prior year’s third quarter.
Operating loss was $(4.1) million for the third quarter of 2010, compared to operating income of $0.8 million in the third quarter of 2009.
Highlights
•	MSLO launched a slate of programming on Hallmark Channel on September 13, including the sixth season of “The Martha Stewart Show,” and two new series featuring MSLO experts and personalities, “Whatever with Alexis & Jennifer” and “Mad Hungry with Lucinda Scala Quinn.”
•	On September 19, Martha Stewart hosted “Martha Stewart Presents: The Women Who Dress America,” the first in a series of hour-long, primetime interview specials on Hallmark Channel.
•	Martha is also hosting a series of holiday specials on Hallmark Channel; “Tricking and Treating with Martha Stewart” aired on October 10, and “Martha Stewart’s Holiday Open House” is expected to air in December.
•	Chef Emeril Lagasse’s “Fresh Food Fast” has been well received on Food Network’s Cooking Channel; the show premiered on July 10.

Internet
Revenues were $4.3 million in the third quarter of 2010, compared to $2.8 million in the third quarter of 2009, due to strong advertising growth.
Adjusted EBITDA was a loss of $(0.6) million in the third quarter of 2010 compared to a loss of $(1.4) million in the prior year’s quarter.
Operating loss was $(0.7) million in the third quarter of 2010, compared to $(2.1) million in the third quarter of 2009.
Highlights
•	Advertising revenue was up over 50% in the third quarter compared to the prior year’s quarter.
•	According to comScore panel data, unique visitors across MSLO’s websites increased 31% compared to the prior year’s quarter, with page views up 37% over the prior year’s period.
•	“Martha Stewart’s Everyday Food” app for the iPhone and iPod Touch has been downloaded nearly 200,000 times since its mid-February launch; a version of the app launched on HP’s new line of Photosmart wi-fi printers in September.
•	The new “Martha Stewart Makes Cookies” iPad app is expected to launch on November 1, coinciding with the publication of “Holiday Cookies,” a special magazine issue available on newsstands beginning November 1.
Merchandising
Revenues were $9.6 million for the third quarter of 2010, as compared to $8.9 million in the prior year’s third quarter.
Adjusted EBITDA was $5.5 million for the third quarter of 2010, compared to $4.3 million in the prior year’s third quarter.
Operating income was $5.5 million for the third quarter of 2010, compared to operating income of $3.5 million in the third quarter of 2009.
Highlights
•	The Martha Stewart Living line at The Home Depot is performing very well, driven by sales of the new carpet program. The cabinets, countertops and hardware program launched in the quarter and a holiday décor assortment began rolling out in early October.
•	The Martha Stewart Collection at Macy’s demonstrated continued strength led by sales in the soft home category; the lower price point Martha Stewart Essentials program launched successfully in the quarter.
•	Martha Stewart Crafts performed well in the quarter due to expanded distribution, including shipments of seasonal Halloween products into Jo-Ann Fabrics & Crafts, and Martha’s HSN appearance in July.
•	Martha Stewart Pets at PetSmart had a robust debut, led by solid sales of toys, feeding bowls and accessories, and grooming tools; the line is expected to expand in Spring 2011.
•	Chef Emeril Lagasse’s core partnerships, including his All-Clad cookware, his coffee with Timothy’s and his line of appliances with T-Fal, registered strong double-digit growth in wholesale sales in the quarter.
Corporate
Adjusted EBITDA was a loss of $(6.7) million in the third quarter of 2010 compared to a loss of $(8.9) million in the prior year’s quarter. Total Corporate expenses were $(8.2) million in the third quarter of 2010 down from $(11.4) million in the prior year’s quarter.
The Company will host a conference call with analysts and investors on October 27, 2010 at 11:00 a.m. EDT that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through November 11, 2010.

Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses consolidated net income/(loss) before interest income or expense, taxes, depreciation and amortization, impairment, non-cash equity compensation expense and other expense (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period, (v) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance, and (vi) other expense which may include non-operational items.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Internet, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses, anticipated growth, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; further downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a renewed softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; failure to achieve results from Hallmark Channel broadcasting comparable to our expectations; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; and changes in government regulations affecting the Company’s industries.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors.” These reports may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended September 30,
(unaudited, in thousands, except per share amounts)

	2010	2009
REVENUES
Publishing	$30,038	$27,053
Broadcasting	5,795	11,036
Internet	4,280	2,761
Merchandising	9,575	8,931

Total revenues	49,688	49,781

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	29,184	29,732
Selling and promotion	14,803	13,232
General and administrative	11,982	16,402
Depreciation and amortization	1,627	2,096

Total operating costs and expenses	57,596	61,462

OPERATING LOSS	(7,908)	(11,681)

OTHER (EXPENSE) / INCOME
Interest income/(expense), net	46	(1)
Loss on sale of fixed asset	(647)	—
Gain on sale of short-term investments	403	—
Other	(5)	—

Total other expense	(203)	(1)

LOSS BEFORE INCOME TAXES	(8,111)	(11,682)

Income tax provision	(475)	(432)

NET LOSS	$(8,586)	$(12,114)

LOSS PER SHARE — BASIC AND DILUTED
Net loss	$(0.16)	$(0.22)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	54,487	53,865

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Nine Months Ended September 30,
(unaudited, in thousands, except per share amounts)

	2010	2009
REVENUES
Publishing	$88,901	$88,938
Broadcasting	26,076	31,859
Internet	12,044	9,543
Merchandising	31,200	26,867

Total revenues	158,221	157,207

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	85,837	87,212
Selling and promotion	42,889	41,569
General and administrative	37,887	43,100
Depreciation and amortization	3,689	5,994
Impairment charge	—	12,600

Total operating costs and expenses	170,302	190,475

OPERATING LOSS	(12,081)	(33,268)

OTHER EXPENSE
Interest expense, net	(62)	(91)
Loss on sale of fixed asset	(647)	—
Gain on sale of short-term investments	403	—
Loss on equity securities	—	(547)
Other	(24)	(236)

Total other expense	(330)	(874)

LOSS BEFORE INCOME TAXES	(12,411)	(34,142)

Income tax provision	(1,289)	(1,190)

NET LOSS	$(13,700)	$(35,332)

LOSS PER SHARE — BASIC AND DILUTED
Net Loss	$(0.25)	$(0.66)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	54,416	53,817

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,238	$25,384
Short-term investments	14,167	13,085
Receivable — Sale of short-term investment	1,001	—
Accounts receivable, net	39,705	56,364
Inventory	5,285	5,166
Deferred television production costs	6,162	3,788
Other current assets	5,066	5,709

Total current assets	98,624	109,496

PROPERTY, PLANT AND EQUIPMENT, net	14,767	17,268
GOODWILL, net	45,107	45,107
OTHER INTANGIBLE ASSETS, net	46,550	47,070
OTHER NONCURRENT ASSETS, net	11,847	10,850

Total assets	$216,895	$229,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$26,728	$26,752
Accrued payroll and related costs	8,538	7,495
Current portion of deferred subscription income	15,935	18,587
Current portion of other deferred revenue	6,132	4,716
Current portion loan payable	1,500	—

Total current liabilities	58,833	57,550

DEFERRED SUBSCRIPTION INCOME	4,626	5,672
OTHER DEFERRED REVENUE	1,803	2,759
LOAN PAYABLE	9,000	13,500
DEFERRED INCOME TAX LIABILITY	4,208	3,200
OTHER NONCURRENT LIABILITIES	3,638	3,290

Total liabilities	82,108	85,971

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 28,433 and 28,313 shares outstanding in 2010 and 2009, respectively.	284	283
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,568 and 26,690 shares outstanding in 2010 and 2009, respectively.	266	267
Capital in excess of par value	294,304	290,387
Accumulated deficit	(160,305)	(146,605)
Accumulated other comprehensive income	1,013	263

	135,562	144,595

Less class A treasury stock — 59 shares at cost	(775)	(775)

Total shareholders’ equity	134,787	143,820

Total liabilities and shareholders’ equity	$216,895	$229,791

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended September 30,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income/(loss), depreciation and amortization, and non-cash equity compensation are added back to operating income/(loss).

	2010	2009
ADJUSTED EBITDA
Publishing	$(266)	$(1,457)
Broadcasting	(3,459)	1,893
Internet	(576)	(1,415)
Merchandising	5,464	4,252
Corporate	(6,739)	(8,850)

Adjusted EBITDA	(5,576)	(5,577)
NON-CASH EQUITY COMPENSATION
Publishing	33	967
Broadcasting	3	437
Internet	(15)	163
Merchandising	(50)	714
Corporate	734	1,727

Total Non-Cash Equity Compensation	705	4,008

DEPRECIATION AND AMORTIZATION
Publishing	69	56
Broadcasting	612	699
Internet	184	492
Merchandising	13	14
Corporate	749	835

Total Depreciation and Amortization	1,627	2,096

OPERATING (LOSS) / INCOME
Publishing	(368)	(2,480)
Broadcasting	(4,074)	757
Internet	(745)	(2,070)
Merchandising	5,501	3,524
Corporate	(8,222)	(11,412)

Total Operating Loss	(7,908)	(11,681)

OTHER INCOME / (EXPENSE)
Interest income/(expense), net	46	(1)
Loss on sale of fixed asset	(647)	—
Gain on sale of short-term investments	403	—
Other	(5)	—

Total other expense	(203)	(1)

LOSS BEFORE INCOME TAXES	(8,111)	(11,682)

Income tax provision	(475)	(432)

NET LOSS	$(8,586)	$(12,114)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Nine Months Ended September 30,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income/(loss), depreciation and amortization, non-cash equity compensation, and non-cash impairment charges are added back to operating income/(loss).

	2010	2009
ADJUSTED EBITDA
Publishing	$1,265	$49
Broadcasting	(1,389)	4,806
Internet	(1,650)	(2,879)
Merchandising	18,824	14,830
Corporate	(21,267)	(24,611)

Adjusted EBITDA	(4,217)	(7,805)

NON-CASH EQUITY COMPENSATION
Publishing	465	1,219
Broadcasting	217	700
Internet	17	234
Merchandising	635	1,123
Corporate	2,841	3,593

Total Non-Cash Equity Compensation	4,175	6,869

DEPRECIATION AND AMORTIZATION
Publishing	169	186
Broadcasting	748	837
Internet	753	1,461
Merchandising	35	49
Corporate	1,984	3,461

Total Depreciation and Amortization	3,689	5,994

IMPAIRMENT ON MERCHANDISING EQUITY INVESTMENTS	—	12,600

OPERATING (LOSS) / INCOME
Publishing	631	(1,356)
Broadcasting	(2,354)	3,269
Internet	(2,420)	(4,574)
Merchandising	18,154	1,058
Corporate	(26,092)	(31,665)

Total Operating Loss	(12,081)	(33,268)

OTHER INCOME / (EXPENSE)
Interest expense, net	(62)	(91)
Loss on sale of fixed asset	(647)	—
Gain on sale of short-term investments	403	—
Loss on equity securities	—	(547)
Other	(24)	(236)

Total other expense	(330)	(874)

LOSS BEFORE INCOME TAXES	(12,411)	(34,142)

Income tax provision	(1,289)	(1,190)

NET LOSS	$(13,700)	$(35,332)

CONTACT: Katherine Nash, Corporate Communications and Investor Relations, Martha Stewart Living Omnimedia, Inc., +1-212-827-8722, knash@marthastewart.com